UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2025

Cidara Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	CDTX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 18, 2025, Cidara Therapeutics, Inc. (the “Company”) held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved an amendment to the Cidara Therapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) to, among other things, increase the number of shares of the Company’s common stock (the “Common Stock”) authorized for issuance under the 2024 Plan by 2,880,000 shares (the “Amended 2024 Plan”).
A more detailed summary of the material features of the Amended 2024 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 25, 2025. That summary and the foregoing description are qualified in their entirety by reference to the Amended 2024 Plan, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
At the Annual Meeting, the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of Common Stock from 50,000,000 shares to 100,000,000 shares. The increase in the authorized number of shares of Common Stock was effected pursuant to a Certificate of Amendment to the Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) filed with the Secretary of State of the State of Delaware on June 18, 2025 and was effective as of such date. The foregoing description is qualified in its entirety by the Certificate of Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
As of April 21, 2025, the record date for the Annual Meeting, 12,546,698 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting and 35,517 shares of the Company’s Series A Convertible Voting Preferred Stock were outstanding and entitled to vote at the Annual Meeting (resulting in 2,486,190 shares of Common Stock on an as-converted to Common Stock basis). A summary of the matters voted upon by stockholders at the Annual Meeting, as well as the final voting results (reflected on an as-converted to Common Stock basis), with respect to each matter, is set forth below.
Proposal 1. Election of Directors
The Company’s stockholders elected the three persons listed below as Class I Directors, each to serve until the Company’s 2028 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey Stein, Ph.D.	10,808,693	24,728	2,327,079
Bonnie Bassler, Ph.D.	8,180,884	2,652,537	2,327,079
Ryan Spencer	10,809,694	23,727	2,327,079
Proposal 2. Approval of an Amendment to our Amended and Restated Certificate of Incorporation, as Amended, to Increase the Number of Authorized Shares of Common Stock
The Company’s stockholders approved the Certificate of Amendment to increase the total number of authorized shares of Common Stock from 50,000,000 shares to 100,000,000 shares. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,042,275	97,601	20,624	—
Proposal 3. Approval of the Amended 2024 Plan
The Company’s stockholders approved the Amended 2024 Plan. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
7,791,328	3,033,052	9,041	2,327,079

Proposal 4. Ratification of the Appointment of Independent Registered Public Accounting Firm
The Company’s stockholders ratified the appointment of Ernst & Young LLP by the Audit Committee of the Company’s Board of Directors to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,144,234	13,752	2,514	—
Proposal 5. Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement for the Annual Meeting. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,077,470	2,745,374	10,577	2,327,079
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation.
10.1
Cidara Therapeutics, Inc. 2024 Equity Incentive Plan, as amended, Form of Grant Notice, Stock Option Agreement and Notice of Exercise, and Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement thereunder.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Date: June 20, 2025	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer (Principal Executive Officer)